N-SAR FILING
THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3
For 6-month period ending April 30, 2007





                                                                Par/    Issuer                          Participating  Selling
Fund             Trade Date  CUSIP     Issuer     144A  Price   Amount  Size        Percent  Broker     Underwriters   Concession
---------------------------------------------------------------------------------------------------------------------------------
THRIVENT         11/30/2006  G54050102 LAZARD     N     45.420  2,500   13,000,000  0.019%   LAZARD     GOLDMAN,
PARTNER MID                            LTD                                                   CAPITAL    SACHS & CO.
CAP VALUE FUND                                                                               MARKETS
---------------------------------------------------------------------------------------------------------------------------------
